Exhibit 99.1

Enphase Energy Reports Financial Results for the Second Quarter of 2018
PETALUMA, Calif., July 31, 2018 - Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company and the world’s leading supplier of solar microinverters, announced today financial results for the second quarter of 2018, which included the summary below from its President and CEO, Badri Kothandaraman. Highlights for the quarter included:

•	Revenue of $75.9 million, including a $2.0 million milestone payment from a partner on IQ 8

•	IQ 7 shipments at 22% of all microinverters

•	GAAP gross margin of 29.9%; non-GAAP gross margin of 30.5%

•	GAAP operating loss of $0.6 million; non-GAAP operating income of $4.1 million

•	GAAP EPS of $(0.04); non-GAAP EPS of $0.02

•	Ending cash balance of $58.5 million
Revenue and earnings for the second quarter are given below, compared with those of the prior quarter and the year ago quarter:
(In thousands, except per share data)

	GAAP			Non-GAAP
	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q1 2018	Q2 2017
Revenue	$75,896	$69,972	$74,704	$75,896	$69,972	$74,704
Gross margin	29.9%	26.2%	18.1%	30.5%	26.5%	18.4%
Operating income (loss)	$(558)	$(2,475)	$(9,247)	$4,133	$861	$(4,017)
Net income (loss)	$(3,738)	$(5,128)	$(12,093)	$1,550	$(1,255)	$(6,632)
Basic EPS	$(0.04)	$(0.06)	$(0.14)	$0.02	$(0.01)	$(0.08)

Our second quarter revenue was $75.9 million, an increase of 8% sequentially from $70.0 million, and an increase of 2% year-over-year. We shipped 203 megawatts DC, or 675,000 microinverters. Our non-GAAP gross margin was 30.5%, an increase of 400 basis points from 26.5% in the prior quarter. The increase was primarily due to pricing management, supply chain optimization, transition to IQ 7, and the IQ 8 milestone payment. Our non-GAAP operating expenses were $19.0 million, an increase of 7% compared to the prior quarter. We are very pleased to report non-GAAP operating income of $4.1 million, our third consecutive quarter of non-GAAP operating income. Non-GAAP net income was $1.6 million, which resulted in basic non-GAAP earnings per share of $0.02.
We exited the quarter with $58.5 million in cash. Inventory was $17.5 million in the second quarter, at the lowest point since 2014, compared to $18.5 million in the first quarter and $20.8 million in the second quarter of 2017.
In summary, we are pleased with our continued progress towards our 30-20-10 target operating model, which we expect to achieve in the fourth quarter of 2018.

BUSINESS HIGHLIGHTS
+ Enphase announced a definitive agreement to acquire SunPower's microinverter business for $25 million in cash and 7.5 million shares of Enphase common stock. Enphase will become the exclusive microinverter supplier for SunPower’s residential business in the U.S. Enphase’s IQ 7XS microinverter offers 97.5% CEC efficiency and was designed specifically for SunPower's X Series 96-cell PV modules with peak AC output power of 320W and a Maximum Power Point (MPP) tracking range of 53-64V. We are on track to close at the end of the third quarter of 2018 subject to product qualification and other closing conditions under the definitive asset purchase agreement.
+ Enphase announced it started shipping its IQ 7X microinverters to solar distributors in the U.S. The Enphase IQ 7X Micro™ is the highest power and highest efficiency variant of the seventh-generation IQ family of microinverters. The Enphase IQ 7X Micro is ideal for integration into AC Modules (ACMs).
+ Enphase announced the introduction of IQ 7 in Europe during the second quarter at the Intersolar Europe tradeshow. This introduction represented Enphase's entry into the German and Austrian solar markets, while expanding its presence in other solar markets such as France, Benelux, UK, and Switzerland.
+ Enphase introduced IQ 7 in Australia and New Zealand during the second quarter. IQ 7 microinverters offer state-of-the-art power performance, are lightweight (1.08 kg) and offer a compact form factor (212 mm x 175 mm x 30 mm). With 96.5% efficiency, IQ 7 microinverters produce up to 23% more power at nearly half the weight of Enphase's fifth-generation S-series microinverters, which they replace in Australia and New Zealand.
+ On July 19, 2018, Enphase announced the addition of ‘Service-on-the-Go’ for the Enlighten Manager, which provides detailed diagnostic capabilities, as well as fleet management tools, and the Installer Tool Kit platforms. As part of the Enphase customer experience initiative, Service-on-the-Go enables a solar installer to request a return and quickly activate a new microinverter in an existing system from the field using a smartphone or computer, 24 hours a day, seven days a week.
+ On July 24, 2018 Enphase announced that Momentum Solar, one of the fastest growing home solar service providers in the U.S., chose Enphase to be its exclusive inverter supplier. Enphase’s seventh-generation IQ microinverters will be interoperable with Enphase Ensemble™, a technology that will enable new grid-agnostic solar use cases in eighth-generation Enphase microinverters and enhance Momentum Solar’s ability to bring grid-agnostic solar to eligible homeowners.
THIRD QUARTER 2018 FINANCIAL OUTLOOK
For the third quarter of 2018, Enphase estimates both GAAP and non-GAAP financial results as follows:

•	Revenue to be within a range of $76 million to $82 million

•	GAAP and non-GAAP gross margin to be within a range of 30% to 33%

•	Non-GAAP operating expense to be within a range of $18.0 million to $19.0 million

•	GAAP operating expense to be within a range of $22.0 million to $23.0 million, including an estimated $4.0 million of stock-based compensation expense.
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Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net loss and net loss per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of fees paid for restructuring-related management consulting services, cash-based severance costs related to workforce reduction actions, asset write-downs of property and equipment and lease loss reserves, and other contract termination costs resulting from restructuring initiatives.
Reserve for non-recurring legal matter. This item represents a charge taken for the potential settlement cost related to a dispute with a vendor. This item is excluded as it relates to a specific matter and is not reflective of the Company’s ongoing financial performance.
Acquisition-related expenses. This item represents expenses incurred related to the Company’s acquisition of SunPower’s microinverter business, which are non-recurring in nature and not reflective of the Company's ongoing financial performance.
Non-cash interest expense. The Company excludes non-cash interest expense, which consists primarily of amortization of debt issuance costs, because the expense does not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its second quarter 2018 results and third quarter 2018 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The call is open to the public by dialing (877) 644-1284; participant passcode 8696758. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling (855) 859-2056; participant pass code 8696758, beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Enphase Energy’s expected future financial performance, and the expected timing of product introductions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.
About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped approximately 18 million microinverters, and more than 780,000 Enphase systems have been deployed in over 120 countries. For more information, visit www.enphase.com.
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.

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Contact
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$75,896	$74,704	$145,868	$129,455
Cost of revenues	53,195	61,157	104,851	108,861
Gross profit	22,701	13,547	41,017	20,594
Operating expenses:
Research and development	9,462	7,947	17,082	17,552
Sales and marketing	6,828	6,274	13,055	12,732
General and administrative	6,969	4,964	13,913	10,797
Restructuring charges	—	3,609	—	10,856
Total operating expenses	23,259	22,794	44,050	51,937
Loss from operations	(558)	(9,247)	(3,033)	(31,343)
Other expense, net:
Interest expense	(2,269)	(2,080)	(4,562)	(4,219)
Other income (expense)	(572)	88	(698)	1,148
Total other expense, net	(2,841)	(1,992)	(5,260)	(3,071)
Loss before income taxes	(3,399)	(11,239)	(8,293)	(34,414)
Provision for income taxes	(339)	(854)	(573)	(984)
Net loss	$(3,738)	$(12,093)	$(8,866)	$(35,398)
Net loss per share:
Basic and diluted	$(0.04)	$(0.14)	$(0.09)	$(0.44)
Shares used in per share calculation:
Basic and diluted	97,321	84,434	94,026	80,542

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$58,471	$29,144
Accounts receivable	58,696	65,346
Inventory	17,471	25,999
Prepaid expenses and other	20,741	9,957
Total current assets	155,379	130,446
Property and equipment, net	23,100	26,483
Goodwill	3,664	3,664
Intangibles, net	363	515
Other assets	36,030	8,039
Total assets	$218,536	$169,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,895	$28,747
Accrued liabilities	39,370	29,874
Deferred revenues	34,954	15,691
Debt, current	18,429	17,429
Total current liabilities	114,648	91,741
Long-term liabilities:
Deferred revenues, noncurrent	75,107	29,941
Warranty obligations, noncurrent	23,367	22,389
Other liabilities	1,970	1,880
Debt, noncurrent	33,559	32,322
Total liabilities	248,651	178,273
Total stockholders’ deficit	(30,115)	(9,126)
Total liabilities and stockholders’ deficit	$218,536	$169,147

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(8,866)	$(35,398)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,469	4,583
Provision for doubtful accounts	753	707
Asset impairment and restructuring	—	1,765
Amortization of debt issuance costs	1,133	1,063
Stock-based compensation	5,860	3,550
Changes in operating assets and liabilities:
Accounts receivable	5,897	3,910
Inventory	8,528	11,121
Prepaid expenses and other assets	(1,551)	(5,338)
Accounts payable, accrued and other liabilities	(3,817)	(14,107)
Warranty obligations	1,826	199
Deferred revenues	(6,791)	3,620
Net cash provided by (used in) operating activities	7,441	(24,325)
Cash flows from investing activities:
Purchases of property and equipment	(1,475)	(3,515)
Net cash used in investing activities	(1,475)	(3,515)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	19,923	26,425
Proceeds from debt	5,580	24,240
Principal payments on term debt	(3,129)	—
Payments under revolving credit facility	—	(10,100)
Proceeds from issuance of common stock under employee stock plans	1,370	170
Net cash provided by financing activities	23,744	40,735
Effect of exchange rate changes on cash	(383)	294
Net increase in cash and cash equivalents	29,327	13,189
Cash and cash equivalents—Beginning of period	29,144	17,764
Cash and cash equivalents—End of period	$58,471	$30,953

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Gross profit (GAAP)	$22,701	$13,547	$41,017	$20,594
Stock-based compensation	417	211	615	449
Gross profit (Non-GAAP)	$23,118	$13,758	$41,632	$21,043

Gross margin (GAAP)	29.9%	18.1%	28.1%	15.9%
Stock-based compensation	0.6%	0.3%	0.4%	0.4%
Gross margin (Non-GAAP)	30.5%	18.4%	28.5%	16.3%

Operating expenses (GAAP)	$23,259	$22,794	$44,050	$51,937
Stock-based compensation(1)	(3,871)	(1,410)	(5,245)	(3,101)
Restructuring charges	—	(3,609)	—	(10,856)
Reserve for non-recurring legal matter	—	—	(1,765)	—
Acquisition related expenses	(403)	—	(403)	—
Operating expenses (Non-GAAP)	$18,985	$17,775	$36,637	$37,980

(1) Includes stock-based compensation as follows:
Research and development	$1,149	$636	$1,767	$1,387
Sales and marketing	997	285	1,358	663
General and administrative	1,725	489	2,120	1,051
Total	$3,871	$1,410	$5,245	$3,101

Loss from operations (GAAP)	$(558)	$(9,247)	$(3,033)	$(31,343)
Stock-based compensation	4,288	1,621	5,860	3,550
Restructuring charges	—	3,609	—	10,856
Reserve for non-recurring legal matter	—	—	1,765	—
Acquisition related expenses	403	—	403	—
Income (loss) from operations (Non-GAAP)	$4,133	$(4,017)	$4,995	$(16,937)

Net loss (GAAP)	$(3,738)	$(12,093)	$(8,866)	$(35,398)
Stock-based compensation	4,288	1,621	5,860	3,550
Restructuring, asset impairments and other charges	—	3,609	—	10,856
Reserve for non-recurring legal matter	—	—	1,765	—
Acquisition related expenses	403	—	403	—
Non-cash interest expense	597	231	1,132	743
Net income (loss) (Non-GAAP)	$1,550	$(6,632)	$294	$(20,249)

Net loss per share (GAAP)	$(0.04)	$(0.14)	$(0.09)	$(0.44)
Stock-based compensation	0.04	0.02	0.06	0.04
Restructuring, asset impairments and other charges	—	0.04	—	0.14
Reserve for non-recurring legal matter	—	—	0.02	—
Non-cash interest expense	—	—	—	—
Income tax effect on acquisition/divestiture	0.01	—	0.01	0.01
Net income (loss) per share (Non-GAAP)	$0.02	$(0.08)	$0.00	$(0.25)

Shares used in per share calculation GAAP and Non-GAAP	97,321	84,434	94,026	80,542

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